Exhibit 99

Press Contacts
Chris Huppertz
Bob Gold & Associates
uei@bobgoldpr.com
+1 630-441-6820

Shoshana Leon
Universal Electronics Inc.
sleon@uei.com
+1 480-521-3354

Universal Electronics Inc. to Launch Apple TV Remote Control for MVPDs

New Apple TV remote from UEI is optimized for live TV experiences, including quick EPG access and channel surfing

SCOTTSDALE, AZ, November 20, 2020—Universal Electronics Inc. (UEI), the global leader in universal control and sensing technologies for the smart home, is introducing a remote control for Apple TV specifically developed and designed to meet the needs of cable, satellite, IPTV and other Multichannel Video Program Distributors (MVPDs). Available starting next year, this new remote offers controls to specifically enhance the live TV experience with Apple TV 4K available through MVPDs, including instant EPG access and channel buttons.

“We’re excited that customers worldwide will soon be able to enjoy this new remote, designed specifically for the growing number of MVPDs offering Apple TV 4K to their subscribers,” said Paul Arling, CEO, Universal Electronics Inc. “This remote offers convenient features to quickly access the EPG or channel surf live programming available through the MVPD’s app on Apple TV 4K.”

UEI’s new remote combines Bluetooth® Low Energy (BLE) connectivity together with Infrared to provide universal control. Designed with consumers in mind, the new remote packs a range of innovative features and benefits to enhance today’s TV viewing experience.
In addition to integrating with, and optimizing, MVPD offerings, the new Apple TV accessory features:

a.Advanced Search & Control: Customers can ask Siri to find and access content across live TV and streaming apps*
b.Enhanced Controls for Live TV: Dedicated program guide and channel keys provide easy and instant access to key live TV viewing functions
c.Whole Entertainment System Control: Modeless support and universal control of Apple TV, as well as televisions and audio devices from any brand or manufacturer

d.Reliable and Secure Communication: Integrated design with UE878, UEI’s reliable and highly integrated BLE chipset optimized for voice control, and Apple’s MFi authentication chip for secure connectivity with Apple TV
e.Premium Fit and Feel: Elegant and ergonomic form factor with hard-capped keys on metal domes for enhanced tactile feedback
f.Automated Backlit Keys: Accelerometer and ambient light sensor to automatically backlight keys in low light environments when the remote is picked up or moved
g.MVPD Branding: Service providers can add their own company brand on the remote

MVPDs that offer Apple TV 4K can begin placing orders for this remote in late December. MVPDs will be able to introduce the new remote together with Apple TV 4K subject to their individual roll-out plans.

UEI has been at the forefront of developing entertainment and smart home control technologies for over three decades and was the first to introduce mass-market voice control to the subscription broadcast industry. Since 2015, UEI has shipped over 100 million of its voice-enabled remote controls to customers around the world.

*Siri availability varies by market.

About Universal Electronics Inc.
Founded in 1986, Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in universal control and sensing technologies for the smart home. The company designs, develops, manufactures and ships over 500 innovative products that are used by the world’s leading brands in the consumer electronics, subscription broadcast, security, home automation, hospitality and climate control markets. For more information, please visit www.uei.com.

Apple, Apple TV, and Siri are trademarks of Apple Inc. and are not affiliated with UEI. All other trademarks appearing herein are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development, delivery and market acceptance of products and technologies identified in this release; the purchasing by the MVPDs of the products identified in this release in the quantities anticipated by management; the continued penetration and growth of UEI voice recognition technology and other products and consumer technologies identified in this release; and other factors described in UEI’s filings with the Securities and Exchange Commission. The actual results that UEI achieves may differ materially from any forward-looking statement due to such risks and uncertainties. UEI undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.